State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Merger, filed on April 21, 2010, for ECLIPS MEDIA TECHNOLOGIES, INC., the surviving Delaware entity not authorized to transact business in Florida, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H10000092694. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

Authentication Code: 910A00009973-042210-P97000083463-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twenty-second day of April, 2010

Kurt S. Browning
Secretary of State

ARTICLES OF MERGER
(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
EClips Media Technologies, Inc.	Delaware	

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
EClips Energy Technologies, Inc.	Florida	P97000083463

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR ____/____/____ (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Fifth: Adoption of Merger by **surviving** corporation - **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the surviving corporation on ____________.

The Plan of Merger was adopted by the board of directors of the surviving corporation on March 2, 2010 and shareholder approval was not required.

Sixth: Adoption of Merger by **merging** corporation(s) **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on March 2, 2010.

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on ____________ and shareholder approval was not required.

(Attach additional sheets if necessary)

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title
EClips Media Technologies		Gregory D. Cohen, CEO
EClips Energy Technologies		Gregory D. Cohen, CEO